Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the quarterly report of Apple Green Holding, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned hereby certifies, in his capacity as an officer of the Company, for the purpose of 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that to the best of his knowledge:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 27, 2014

/s/ Vincent Loy Ghee Yaw

Name: Vincent Loy Ghee Yaw

Title: Principal Executive Officer

/s/ Choy Chean Yen

Name: Choy Chean Yen

Title: Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.